                                                                   EXHIBIT 10.03

                               SECOND AMENDMENT TO
                      AMENDED AND RESTATED LEASE AGREEMENT

                                 BY AND BETWEEN

                        RIVERGATE DEVELOPMENT CORPORATION

                                       AND

                           JAZZ CASINO COMPANY, L.L.C.

                                       AND

                               CITY OF NEW ORLEANS

         This Second Amendment to Amended and Restated Lease Agreement (the "Second Amendment") is made and entered into this 7th day of February, 2002, by and between:

         RIVERGATE DEVELOPMENT CORPORATION ("Landlord"), a Louisiana public benefit corporation;

         and

         JAZZ CASINO COMPANY, L.L.C. ("Tenant"), a Louisiana limited liability company, successor-in-interest to Grand Palais Casino, Inc. and Harrah's Jazz Company, represented herein by its undersigned agent, duly authorized;

         and

         CITY OF NEW ORLEANS ("City"), a municipal corporation appearing herein as INTERVENOR.

         WHEREAS, an Amended and Restated Lease Agreement (the "Lease") was entered into by and between Landlord, Tenant and City, dated October 29, 1998, a memorandum of which is filed in the conveyance records of Orleans Parish, Louisiana, at Instrument No. 168130, Notarial Archives No. 98-50458, whereby certain terms of the Original Amended Lease were amended and restated;

         WHEREAS, on or about March 15, 2001, the City adopted Ordinance Number 20,080 M.C.S., authorizing the Rivergate Development Corporation and the Mayor of the City of New Orleans to enter into the First Amendment to Amended and Restated Lease Agreement addressing reductions and/or savings in payments, taxes, administrative and operational costs and/or any other expenses that Tenant currently pays or incurs at least annually under the Lease or as a result of obligations imposed or created by the Lease, whether to Landlord, City or others; and

         WHEREAS, on or about March 28, 2001, the Mayor of the City of New Orleans, the Rivergate Development Corporation and Jazz Casino Company, L.L.C., executed the First Amendment to the Amended and Restated Lease Agreement in accordance with Ordinance Number 20,080 M.C.S.; and

         WHEREAS, the parties desire to revise certain provisions of the Lease and the First Amendment to Amended and Restated Lease Agreement in order to provide annual savings and/or reductions for the Term of the Lease and any Extended Term of the Lease as provided in Ordinance No. 20,080 M.C.S.;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord, Tenant and City agree that the Lease and the First Amendment to Amended and Restated Lease Agreement are hereby modified and amended in the following particulars, to-wit:

1. Capitalized terms utilized herein but not otherwise defined herein have the meaning ascribed to them in the Lease.

2. Section 4.23 of the Lease added by the First Amendment to Amended and Restated Lease Agreement is hereby deleted in its entirety. All other amendments made to the Lease contained in the First Amendment to Amended and Restated Lease Agreement are maintained and reaffirmed.


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3. The Lease is hereby amended as follows:

         A.       THE FOLLOWING NEW SECTION IS HEREBY ADDED TO THE LEASE AS
                  SECTION 4.23:

                  "SECTION 4.23 AD VALOREM/PROPERTY TAXES

                           Tenant hereby agrees to grant a permanent, annual
                  credit toward the total required reduction/savings of $5,000,000 as provided in Ordinance Number 20,080 M.C.S. equal to the property tax savings realized by Tenant in an amount equaling $2,100,000.00. Any changed or increased assessment directly resulting from new or additional improvements to the Development or for any other reason shall not reduce any such credits granted by Tenant toward the total required reduction/savings of $5,000,000."

         B.       THE FOLLOWING NEW SECTION IS HEREBY ADDED TO THE LEASE AS
                  SECTION 4.24:

                  "SECTION 4.24 LODGING, RETAIL MERCHANDISE AND FOOD SERVICES

                           Notwithstanding any provisions of the Lease and in
                  accordance with Section 8.1 herein, Tenant shall be permitted to operate the Development and to conduct its operations with respect to lodging, retail merchandise and food services to the full extent permitted by applicable state and local law, subject to the City's Comprehensive Zoning Ordinance. Notwithstanding any of the foregoing provisions, nothing contained herein shall: (1) diminish or otherwise affect the City's zoning rights and powers, (2) be considered a zoning or conditional use approval, nor amend or alter the process and procedures for obtaining conditional uses or zoning rights."


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


         C.       THE FOLLOWING NEW SECTION IS HEREBY ADDED TO THE LEASE AS
                  SECTION 4.26:

                  "SECTION 4.26 LANDLORD APPROVAL PROCESS AND CITY CO-OPERATION

                                    a) Landlord shall cooperate with and assist
                  Tenant in obtaining permits for the development and operation of the Leased Premises and future hotel improvement. Landlord shall approve or deny in writing any application to amend any conditional use ordinance within thirty (30) days after such application is deemed complete in all respects by the director of the City Planning Commission or other appropriate department head and shall then forward the application which has been either accepted or denied in writing by the Landlord to the City Planning Commission for continued processing. The lack of Landlord's approval, denial or signature shall not constitute an incomplete application. If the application is denied by the Landlord, it may state the reasons for the denial and any objections thereto or it may simply forward the application to the City Planning Commission with a simple "accepted" or "denied" statement.

                                    b) No permits, conditional use, licenses,
                  approvals or consents shall be unreasonably denied or unreasonably delayed by the City and Landlord and, subject to all applicable Governmental Restrictions, ordinances, rules, regulations and laws, City agrees to use good faith efforts to assist, cooperate with and facilitate Tenant throughout the Term of the Lease in the permitting and approval procedures for the development and operation of the Leased Premises and all future developments undertaken by Tenant.

                                    c) Landlord shall make good faith efforts to
                  assist, cooperate with and facilitate Tenant throughout the Term of the Lease in obtaining permits, any necessary approvals and/or consents, for the development and operation of the Leased Premises and all future developments undertaken by Tenant. Landlord


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


                  hereby agrees that any and all necessary signatures, approvals or consents, whether written or otherwise, required to be given by Landlord pursuant to the Lease or as may be required for any other reason, shall be granted or denied in writing by Landlord to Tenant within thirty (30) days following receipt of a written request by Landlord from Tenant and shall then forward the permit, application or document which has been granted or denied to the next appropriate City department for action and continued processing. The lack of Landlord's approval, denial or signature shall not constitute an incomplete application, permit or document. If the permit, application or document is denied by the Landlord, it may state the reasons for the denial and any objections thereto or it may simply forward the application to the appropriate City department with a simple "accepted" or "denied" statement. If an application or other documentation submitted to Landlord for a signature, approval or consent is incomplete, the thirty
                  (30) day period provided for in the preceding sentences shall not begin to run until such application or submittal is delivered to Landlord in a complete form, provided that Landlord, within ten (10) days of receipt of such application or submittal, delivers notice in writing to Tenant that such submittal or application is incomplete and the reasons therefore. If Landlord fails to provide timely notice to Tenant that such submittal or application is incomplete, Landlord shall have waived any right to claim that such application or submittal was/is incomplete and Landlord shall be subject to the thirty (30) day period described above. If Landlord fails to provide such signatures, approvals or consents within the time provided above, such failure shall be deemed to be the necessary approval or consent, and Landlord hereby acknowledges and agrees that all Persons and/or


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                  departments of the City may rely on the provisions of this
                  Section and proceed as if Landlord had granted the requested approval or consent, or, as the case may be, signed the necessary application(s). Notwithstanding any provision to the contrary, at any time, the City Council and/or the City Planning Commission or any other City Department may seek additional information or review by the RDC.

                                    d) No permit, license, or conditional use
                  shall be unreasonably delayed or unreasonably denied with respect to the development of the Leased Premises or the development and construction of a hotel.

                                    e) City agrees to support, assist and
                  cooperate with Tenant and/or its designee in the approval process for the development of a hotel on the Fulton Property, more fully described in Exhibit "4" ("Fulton Property"), to the extent permitted by applicable state law, local law, ordinances, and subject to the City's Comprehensive Zoning Ordinances and subject to any and all reviews, restrictions, processes, procedures and other legal requirements of the City.

                                    f) Notwithstanding any provision contained
                  herein or any provision of the Lease, nothing contained herein shall: (1) diminish or otherwise affect the City's zoning rights and powers, (2) be considered a zoning or conditional use approval, nor amend or alter the process and procedures for obtaining conditional uses or zoning rights."

         D.       THE FOLLOWING NEW SECTION IS HEREBY ADDED TO THE LEASE AS
                  SECTION 4.27:

                  "SECTION 4.24 LEASE OR CONVEYANCE OF FULTON CORNER LOT


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                           The City/Landlord presently owns and leases to Tenant
                  under the Lease, Square 16, Lot "F" located at the corner of Fulton Street and Poydras which is more fully described and depicted in Exhibit "3" ("Fulton Corner Lot"), which is the same Lot "F" that was donated to the City on November 15, 1994, by Act of Donation by Harrah's Jazz Company, Donor to the City of New Orleans, Donee, bearing conveyance office instrument No. 96359, filed on March 16, 1994. The City/Landlord agrees that within 120 days after the execution of this Second Amendment to Amended and Restated Lease, the appropriate entity will lease for 99 years or convey ownership of all of the City's/Landlord's right, title and interest in said Fulton Corner Lot to Tenant as may be allowed and permitted by law, such lease or conveyance to be on reasonable terms and conditions mutually acceptable to Tenant, City and Landlord. The City does not warrant or guarantee title or that that it has any rights to said Fulton Corner Lot. If the City/Landlord fails to lease or convey said property as provided above and has the legal ability to do so, Tenant may annually deduct $400,000 per year (pro-rated on a daily basis) ("$400,000 Deduction") from the Minimum Payments only for so long as the City/Landlord fails to lease or convey said property to Tenant. If City/Landlord is legally unable to lease or convey said property as provided above, then Landlord/City shall have 150 days after the execution of this Second Amendment to Amended and Restated Lease to negotiate with Tenant an alternative reduction/savings. City, Landlord and Tenant shall negotiate in good faith a mutually acceptable alternative reduction/savings, which, if implemented by City/Landlord, shall be in lieu of the $400,000 Deduction. The alternative reduction/savings savings shall be implemented by the City/Landlord within 180 days from the Effective Date. If Tenant unreasonably refuses to accept a lease or conveyance of said property, as provided above, there shall be no reduction in the Minimum Payments and the obligations imposed on the City and Landlord in the First Amendment to Amended and Restated Lease shall be fully and completely satisfied with respect to the $400,000 Deduction."

         E. SECTION 5.1 OF THE LEASE IS HEREBY DELETED IN ITS ENTIRETY AND AMENDED TO READ AS FOLLOWS:

                  "SECTION 5.1 OPEN ACCESS PROGRAM

                           Tenant has heretofore adopted an Open Access Plan and
                  Open Access Program. Tenant, Landlord and City hereby agree and consent to the adoption of the First Amendment to the Open Access Program and the First Amendment to the Open Access Plan, all as more fully set forth on Exhibits 1 and 2 respectively, attached hereto, (the Open Access Program and the First Amendment to the Open Access Program shall hereinafter collectively be referred to as the "Revised Open Access Program" and the Open Access Plans and the First Amendment to the Open Access Plans shall be hereinafter collectively referred to as the "Revised Open Access Plans"). As additional consideration for the right to lease the Leased Premises and the Improvements, Tenant hereby adopts and, from and after the Effective Date of this Second Amendment, shall implement the Revised Open Access Program and the Revised Open Access Plans. Landlord and City hereby agree to waive any violations of the Open Access Plan or Open Access Program that arose prior to the Effective Date of this Second Amendment. Tenant shall use the efforts specified in the Revised


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                  Open Access Program and the Revised Open Access Plans and all
                  due diligence to achieve the goals and objectives and to satisfy the commitments stated in the Revised Open Access Program and Revised Open Access Plans under the penalties provided therein. Tenant covenants it will, and will require the Casino Manager/Operator and JCC Development to, comply with the Revised Open Access Program and the Revised Open Access Plans in all hiring, employment and contracting decisions. The Revised Open Access Program and the Revised Open Access Plans shall supersede and replace the Open Access Program and Open Access Plans, respectively, to the extent there is a conflict."

         F. SECTION 8.1 OF THE LEASE IS HEREBY DELETED IN ITS ENTIRETY AND AMENDED TO READ AS FOLLOWS:

                  "SECTION 8.1 PERMITTED USES

                           Tenant may occupy and use the Leased Premises and the
                  Improvements thereon for the purpose of conducting Casino Gaming Operations pursuant to and in compliance with the Act as it may be amended from time to time and Section 4.24 hereinabove, and for any use related or incidental. To the extent permitted by the zoning laws and ordinances of the City in effect as of the Effective Date or thereafter amended or enacted so long as such amendment or newly enacted ordinance is not Discriminatory and not prohibited by state law, uses related or incidental to Casino Gaming Operations include: (i) hotel and food service at or in connection with the Casino to the extent permitted by La. R.S. 27:243(C)(2) as in effect as of the date hereof or thereafter amended or enacted; (ii) live entertainment at the Casino to the extent approved by the zoning laws and ordinances of the City in effect as of the Effective Date or thereafter amended or enacted; (iii) retail use at the Casino, to the extent approved by the zoning laws and ordinances of the City in effect as of the Effective Date or thereafter amended or enacted; (iv) exterior signs on the Leased Premises in appropriate locations, sizes, numbers and appearance identifying performers, performances or other special events held in the Casino. In addition, Tenant is permitted to charge an admittance fee for boxing or other specialty events not normally conducted by businesses in the immediate vicinity of the Casino, as more particularly agreed to in the conditional use ordinances, subject to the application of any Special Event Charges in accordance with Section 9.7 of the Lease. Tenant may occupy and use the Support Facilities Premises and the Improvements thereon for parking, casino support, employee training, offices and any other use permitted by zoning laws and the ordinances of the City. Tenant and JCC Development may permit the premises subject to the Second Floor Non-Gaming Sublease to be occupied and used for non-gaming uses of the type to be described in the Master Plan, and for any use related or incidental thereto, and for no other purpose. Except as otherwise provided in the Lease, Tenant shall not use the Development for any other purpose without Landlord's prior written consent."

         G. SECTION 8.4 OF THE LEASE IS HEREBY DELETED IN ITS ENTIRETY AND AMENDED TO READ AS FOLLOWS:

                  "SECTION 8.4 USES OF DEVELOPMENT REVENUES

                           Notwithstanding the permitted uses described in
                  Section 8.1 of this Lease or other permitted uses within the Development, Tenant shall not, and Tenant shall not permit any of its Affiliates, including without limitation JCC Development, to operate taxis in the metropolitan New Orleans area. Notwithstanding the foregoing, Tenant, or any of its Affiliates, may own and operate a total of two courtesy cars/limousines and one courtesy bus in the aggregate as defined in Section 162-187.5(b)(2) of the Code of the City of New Orleans, Louisiana. Bus service may not be provided in areas where the operation of buses is restricted or prohibited by law in effect as of the date hereof or as hereafter amended or enacted, so long as such amendment or newly enacted ordinance is not Discriminatory. Tenant shall properly apply for and submit all required information and data to the appropriate city department and/or agency for the right to own and operate a total of two courtesy cars/limousines and one courtesy bus in the aggregate within 90 days of the Effective Date as hereinafter defined. If Tenant is unreasonably denied said rights by the appropriate city department and/or agency based upon the non-discriminatory application of applicable standards, rules and regulations or said department and/or agency delays acting upon said application within 60 days from submission of a complete application, the Tenant may annually deduct $500,000 (pro-rated on a daily basis) for two cars/limousines and/or $500,000 (pro-rated on a daily basis) for one courtesy bus, as applicable, from the Minimum Payments for only such time as the city department and/or agency unreasonably fails to grant said rights. If the right to own and operate a total of two courtesy cars/limousines and/or one courtesy bus, as applicable, is granted to Tenant by the appropriate city department or agency, or if Tenant files to properly apply within 90 days or if the application is denied reasonably, then such denial, failure to properly and/or

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                  timely apply or, any subsequent loss or reasonable termination of said right based upon the non-discriminatory application of applicable laws, standards, rules and regulations shall not result in any reduction in the Minimum Payments and the obligations imposed on the City and Landlord in the First Amendment to Amended and Restated Lease shall be fully and completely satisfied with respect to the reductions stated in this Section.

                           Notwithstanding the foregoing, Tenant or JCC
                  Development shall not operate a licensed gaming riverboat (a "Riverboat Casino") without the prior written consent of Landlord, the City and the City Council, which consent can be withheld in each of these parties' respective sole discretion.

                           Notwithstanding the permitted uses described in
                  Section 8.1 hereinabove, or other permitted uses within the Development, Tenant shall not, and Tenant shall not permit JCC Development to use any revenues generated at the Development to subsidize Persons that will compete unfairly with the businesses located in Orleans Parish, such as restaurants, hotels or other commercial enterprises. This section shall not prohibit Tenant or JCC Development from providing complimentary services as permitted by state law."

         H.       THE FOLLOWING NEW SECTION IS HEREBY ADDED TO THE LEASE AS
                  SECTION 4.27:

                  "4.27 PARKING SPACE REDUCTIONS

                           The City acknowledges that Tenant has provided
                  parking spaces in the parking garages in excess of the number that operational experience has shown

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                  are necessary for its day-to-day operations. Accordingly,
                  subject to an amendment to the Conditional Use Ordinance, the City supports a one time reduction in the required number of garage parking spaces required to be available at all times for casino patrons and employees by up to 700 spaces, provided that the reduced number of spaces in the garages is adequate to satisfy actual casino customer usage and further provided that Tenant files a completed application for the Conditional Use amendment to obtain the parking space reductions by March 1, 2002. If the City is legally able to grant a reduction in spaces but fails to do so, then Tenant may annually deduct $200,000 ("Parking Space Value") per year from the Minimum Payments only for so long as the City fails to grant a reduction in the parking spaces. Notwithstanding the foregoing, if City is legally unable to grant a reduction in parking spaces as provided above, then City shall have 150 days after the execution of this Second Amendment to Amended and Restated Lease to negotiate with Tenant an alternative reduction/savings equal to the Parking Space Value. City and Tenant shall negotiate in good faith a mutually acceptable alternative reduction/savings, which, if implemented by City, shall be in lieu of the $200,000 Parking Space Value."

4. It is hereby agreed by the parties that if there has been or if there is presently a default or Event of Default caused by Tenant, Landlord and/or the City as of the Effective Date of this Second Amendment to Amended and Restated Lease Agreement, each party hereby waives any right to declare a default or Event of Default and/or to take any legal action of any type with respect to any such prior default or Event of Default. Nothing herein shall prevent the placing in default, notice of default or assigning an Event of Default to any

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         future breach or default of the Lease as defined in said Lease
         Agreement, arising or occurring after the Effective Date of this Second Amendment to Amended and Restated Lease Agreement.

5. In the event of any conflict between any of the terms and conditions of the Lease and this Second Amendment, the terms and conditions of the Lease shall prevail unless such interpretation would render the provisions of this Second Amendment nugatory.

6. The effective date of this Second Amendment to Amended and Restated Lease (the "Effective Date") is the date that the Second Amendment to Amended and Restated Lease is executed by all parties. Tenant acknowledges that it granted various extensions for the City and Landlord to designate reductions/savings in compliance with Ordinance No. 20,080. Tenant shall be due no credits, moneys, offsets, reductions and/or damages which may have resulted due to the inability or failure of the Landlord and/or City to earlier designate any reductions/savings in accordance with the First Amendment to Amended and Restated Lease Agreement and Ordinance No. 20,080 M.C.S.

7. Tenant, City and Landlord agree and acknowledge that the amendments and revisions to the Lease contained herein, together with other agreements and consideration, have fully and completely satisfied any and all requirements and obligations imposed by the First Amendment to Amended and Restated Lease Agreement and Ordinance No. 20,080 M.C.S. with respect to the designation of annual reduction/savings totaling Five Million ($5,000,000) Dollars.

8. Tenant, Landlord and City shall immediately dismiss with prejudice all legal proceedings, suits, petitions, complaints and motions, if any, pending before any United States Bankruptcy Courts and any other legal proceeding and/or motion pending before any other state or federal court concerning the breach and/or default of the Lease and/or the First Amendment to Amended and Restated Lease Agreement or failure of the City and/or Landlord to designate reductions/savings in accordance with the First Amendment to Amended and Restated Lease Agreement and Ordinance No. 20,080 M.C.S.

9. Except as specifically amended and stipulated herein, the Lease, together with each and every prior amendment, extension and supplement thereto, continues uninterrupted in full force and effect as to all of its terms and conditions, which said Lease, as further hereby amended, is hereby ratified and confirmed in all respects.

         THUS DONE AND EXECUTED by the undersigned parties as of the date first herein set forth.

WITNESSES:                              LANDLORD:

                                        RIVERGATE DEVELOPMENT
                                        CORPORATION

/s/ [illegible]                         By:      /s/ Helen S. Kohlman
--------------------------------           -------------------------------------
                                        Name:       Helen S. Kohlman
                                             -----------------------------------
/s/ Cynthia M. [illegible]              Title:       President
--------------------------------              ----------------------------------


                                        TENANT
                                        JAZZ CASINO COMPANY, L.L.C.

/s/ [illegible]                         By:      /s/ L. Camille Fowler
--------------------------------           -------------------------------------
                                        Name:       L. Camille Fowler
                                             -----------------------------------
/s/ John W. Holmes                      Title:       Vice President
--------------------------------              ----------------------------------

                                        INTERVENOR:

                                        CITY OF NEW ORLEANS

/s/ Cynthia M. [illegible]              By:      /s/ Marc H. Morial
--------------------------------           -------------------------------------
                                        Name:       Marc H. Morial
                                             -----------------------------------
                                        Title:       Mayor
--------------------------------              ----------------------------------


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


         1. PART II, SUBPART "T" OF THE OPEN ACCESS PROGRAM ("PROGRAM") IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

"T. CONTRIBUTIONS TO PUBLIC SUPPORT EFFORTS

         In addition to the payments to be made to fund Newcorp pursuant to Part II, Subpart B of this Open Access Program, JCC will also donate an aggregate amount of $2,500,000 as contributions to public support efforts over the course of five (5) years. These contributions shall be payable in five (5) annual installments of $500,000 per year, the first of which shall be made as of the opening date of the Casino, with additional $500,000 installments to be paid on each of the first, second, third and fourth anniversary dates thereafter (funded each year in quarterly installments to a separate account established for that purpose as stated below). Such donations are designed to enhance existing business development programs and other public support endeavors, which will be selected based on the following criteria:

          o Potential recipients of such funds will be identified by: (i) applications from potential recipients; (ii) recommendations from public and private agencies and officials; (iii) JCC on its own initiative; or (iv) otherwise as the circumstances may allow;

          o JCC shall decide upon the recipients and the amounts of such funds, keeping RDC, the Mayor and the New Orleans City Council advised on a semi-annual basis in the semi-annual reports described in Part II, Subpart C and Part V, Subpart B of this Open Access Program. This will be accomplished by the President of Harrah's New Orleans Management Company, as assisted by his or her staff and as authorized by the member(s) of JCC. A form of application will



                                                                       EXHIBIT 1
            be prepared and distributed within sixty (60) days after the effective date of the Plan of Reorganization of HJC;

          o All grant applications must articulate specific goals to be achieved. Preference will be given to applications for grants of $20,000 or less. However, subsequent grants to the same entity are possible for larger projects, provided the recipient has achieved the goals articulated in the first grant. Applicants that anticipate applying for a series of small grants may say so in their first application, and may describe the overall project they hope to develop. However, as noted, subsequent grants will only be made to an entity or individual if JCC's monitoring determines that the first grant was used for the intended purposes.

         The intended focus of such contributions to public support efforts will be on programs aimed at fostering emerging or new Open Access Participant firms and the training and skills improvements that will allow Open Access Participants to participate in and benefit from new and existing business opportunities. This delineation of the intended uses of the funds is intended to be illustrative, but not necessarily comprehensive, as it is not possible to list all types of activities that fit within the terms "existing business development programs and other public support endeavors." Undoubtedly the creative individuals and organizations that engage in such activities both now and in future years will advance a broad array of opportunities for consideration. All contributions are subject to those statutes, regulations and guidelines promulgated by the State and Federal governments and their instrumentalities, which govern spending by JCC.

         At the beginning of each semi-annual period (commencing with the opening date of the Casino), JCC shall pay fifty (50%) of the public support efforts funds for the year (i.e. $250,000 of the yearly amount of $500,000) into a separate account. On a monthly, or such other basis as specified in approved grants, payments shall be made from that account to approved grant recipients, pursuant to the process articulated above. Any of these funds not disbursed during the quarter shall remain in the separate account, to be disbursed, along with the funds to be added by JCC during the next quarter, to approved grant recipients in accordance with the payment schedule specified in the approved grants. It is the intent of this public support efforts funding process that, by the end of each year, all five hundred thousand dollars ($500,000) shall have been paid into the separate fund, with as much of it disbursed to approved grant recipients as possible.

         JCC shall include in each semi-annual report to the RDC, the Mayor, and the New Orleans City Council (see Part II, Subpart C and Part V, Subpart B of this Open Access Program) a report showing how much JCC paid into the separate account during the prior six-month period, the amount disbursed to approved grant recipients under this public support efforts program during the prior six-month period, and the amount remaining in the separate account at the end of each semi-annual period. Said report shall also list the amount for each of these items on a year-to-date basis.

         If any moneys remain undisbursed in the separate account at the end of the year, they, along with any interest in the account, shall be carried forward, to be disbursed to approved grant recipients in subsequent semi-annual periods."

         2. PART IV, SUBPART A.2. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

         "2. "Net hiring for the semi-annual period" for any particular job category is the figure which results from adding the new hires, plus the promotions and the transfers into the job category or categories being considered during the relevant semi-annual period, and then subtracting (from that interim number) the layoffs, demotions, terminations (both voluntary and involuntary) and transfers out of the relevant job category during the semi-annual period involved. This number can be expressed as a percentage by comparing the net hiring figure for a particular category of Open Acres Participants (e.g., non-minority women) for a particular job category (e.g., professionals) to the net hiring figure for everyone in that category for the semi-annual period involved (i.e., the net hiring of women professionals compared to the net hiring of all professionals during that semi-annual period)."

         3. PART IV, SUBPART A.3. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

         "3. "Total employment of Open Access Participants in a particular employment category at the end of a particular semi-annual period" means the percentage of each category of Open Access Participants in the employment category involved on the last two (2) payroll days of the particular semi-annual period, averaged. Thus, the number of a particular category of Open Access Participants (e.g., non-minority women) employed in a particular job category (e.g., professionals) on the last two (2) payroll days of the last month of a particular semi-annual period is compared to the total number of persons employed in that category on those two (2) days, with the result expressed as a percentage (e.g., 60 non-minority women professionals out of 200 total professionals on June 17th and 66 non-minority women professionals out of a total of 210 professionals on June 31st would result in 30.73% non-minority women for the semi-annual period)."

         4. PART IV, SUBPART B IS HEREBY AMENDED TO READ IN IT ENTIRETY AS
FOLLOWS:

"B. WAIVER SYSTEM

                  In the event that JCC reasonably believes in advance of the beginning of any semi-annual period that, despite it making all necessary and reasonable efforts, it will be unable to achieve the goal in any particular employment category, construction or contracting category, JCC may apply to the RDC Board of Directors for an advance waiver of that goal, in whole or in part, fully supporting its application in writing with objective data and other relevant information about the actual unavailability of Open Access Participants for the particular employment category or actual unavailability of MBE or WBE companies for the particular construction contracting category involved during the semi-annual period for which the waiver is requested. Such an application shall be made at least thirty
(30) days in advance of the beginning of the semi-annual period for which it is requested. Notwithstanding the submission of any such waiver application, JCC shall continue to make all necessary and reasonable efforts to achieve the goal from which JCC has requested a waiver.

         The RDC Board shall designate a person (or persons) to review the application. The RDC designee may, without a hearing, reject an application which he or she deems inappropriate; in which case, the RDC designee must state the reasons for rejection, in a letter to JCC, the Mayor, and the Chair of the New Orleans City Council Special Development Projects Committee (or its successor committee). Alternatively, the RDC designee may arrange a meeting of persons he or she deems appropriate, plus persons JCC deems appropriate, in order to discuss and address the issues presented in the waiver request and the relevant information. In either case, within twenty-one (21) days after receipt of the waiver request, the RDC designee shall respond in writing, stating that he or she will recommend the waiver, in whole or in part, or will not recommend it, and stating the reasons for his or her decision. If the RDC designee recommends the waiver, he or she shall send a written recommendation of a waiver for a particular semi-annual period to the Mayor and the Chair of the New Orleans City Council Special Development Projects Committee (or its successor). The New Orleans City Council

Special Development Projects Committee (or its successor) will consider the recommendation at its next regularly scheduled meeting, and the Mayor shall act expeditiously.

         A waiver shall be effective only if it is approved in writing by both the Mayor and the New Orleans City Council Special Development Projects Committee (or its successor), and shall be effective only for the semi-annual period for which it is approved. In the event there is no successor for the New Orleans City Council Special Development Projects Committee, approval must be obtained from a majority of the members of the New Orleans City Council and from the Mayor. The parties understand and agree that the timing of the application, meeting schedules, volume of material to be considered, and other matters may result in the waiver (if it is granted) being applicable to a semi-annual period subsequent to the one for which JCC originally made application. If a waiver is granted, whatever portion of the goal that is not waived shall remain as the goal for the particular semi-annual period involved, and all of the rights, duties, and procedures articulated in this Part IV of this Open Access Program shall remain applicable to that unwaived portion of the goal. If a waiver is not granted for a particular semi-annual period, then all of the rights, duties, and procedures articulated in this Part IV of this Open Access Program shall remain applicable for that semi-annual period."

         5. PART IV, SUBPART C IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"C. VIOLATIONS WITH RESPECT TO EMPLOYMENT AND CONTRACTING GOALS

         For each semi-annual period in which the Mayor finds JCC to be in violation, the Mayor may assess a fine of up to $10,000.00 for each Category of Violation relating to any one of the eighteen (18) employment and six (6) contracting categories in the Open Access Plans See Part IV, Subpart A(1)(a) and Subpart A(1)(b) of this Open Access Program. If subsequent violations of the same Category of Violation are found by the Mayor for two or more consecutive semi-annual periods, the Mayor may assess a fine for the second and subsequent semi-annual periods of up to $20,000.00 for each Category of Violation."

         6. PART IV, SUBPART D IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"D. FAILURE TO COMPLY WITH NEWCORP FUNDING AND PUBLIC SUPPORT EFFORTS
OBLIGATIONS

         The fine for each violation of JCC's quarterly funding obligation to Newcorp (See Part IV, Subpart A(1)(c) of this Open Access Program), or violation of funding obligations for public support efforts (See Part IV, Subpart A(1)(d) of this Open Access Program) shall be set by the Mayor in an amount not to exceed $20,000.00 for the first violation. If subsequent violations of the same Category of Violation are found by the Mayor for two or more consecutive semi-annual period, the Mayor may assess a fine for the second and subsequent semi-annual periods of up to $40,000.00 for each Category of Violation."

         7. PART IV, SUBPART E IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"E. FAILURE TO COMPLY WITH CERTIFICATION PROCESS REQUIREMENTS

         In the event JCC counts as MBEs or WBEs in its semi-annual reports companies which it has not yet so certified, then the Mayor may impose a fine for each such purported MBE or WBE that has been so counted. See Part IV, Subpart A(1)(e) of this Open Access Program. The fine for each such violation of JCC's certification obligation shall be set by the Mayor in an amount not to exceed $20,000.00 for the first violation. If subsequent violations of this Category of Violation are found by the Mayor for two or more consecutive semi-annual period, the Mayor may assess a fine for the second and subsequent semi-annual period of up to $40,000.00 for each Category of Violation."

         8. PART IV, SUBPART F IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"F. MEASURES OF COMPLIANCE

         If during any semi-annual reporting period, JCC has: (a) achieved all the employment goals (as specified in the Open Access Plans), as measured by "total employment of Open Access Participants" in all employment categories at the end of that semi-annual period (as defined in Part IV, Subpart A(3), above); and (b) achieved the MBE and WBE contracting goals specified in those Plans, as measured by contracting dollars disbursed to MBEs and WBE contracting goals specified in those Plans, as measured by contracting dollars disbursed to MBEs and WBEs during the particular semi-annual period; and (c) complied with its obligations with respect to Newcorp; and (d) made the required public support donations; and (e) complied with the Certification Process requirements, then JCC shall be deemed to be in compliance with the Plans for that reported period.

         If JCC's "total employment of Open Access Participants" for a particular employment category at the end of the particular semi-annual period involved is less than the employment goal for that category of Open Access participants, or its contracting dollars disbursed to MBEs and WBEs during the particular semi-annual period involved are less than the contracting goal for that category of contractors, then the Major must evaluate the following factors:

         1. Whether JCC has made all necessary and reasonable efforts to perform the tasks identified as Compliance-Oriented efforts (described in Appendices A, B, C and D of this Open Access Program) in a manner intended to achieve that particular goal;

         2. Whether: (i) JCC's deficiency in reaching the particular employment goal for the semi-annual period involved is no more than ten percent (10%) below the particular employment goal for the category of Open Access Participants being considered (e.g. if the goal for non-minority women professionals is thirty-percent

                  (30%), a positive score can be obtained for this factor only if total employment of non-minority women professionals at the end of the semi-annual period, when rounded down to the nearest whole number, is twenty-seven percent (27%) or higher), or (ii) JCC's deficiency in reaching the particular employment goal for the semi-annual period involved would not have occurred if the "average of the number of persons in the category of Open Access Participants" (e.g., non-minority women) in the job category being considered (e.g., professionals) on the two (2) payroll days used to calculate total employment had been two persons higher than it actually was. For purposes of this subparagraph 2(ii), the "average of the number of persons in the category of Open Access Participants" is determined by rounding down to the nearest whole number (e.g., if the average of the number of non-minority women professionals is 7.8, then for purposes of this subparagraph 2(ii), the number 7.8 is rounded down to 7). Furthermore, this subparagraph 2(ii) is only applicable if the number of persons in the category of Open Access Participants needed to meet the particular employment goal being considered (e.g., thirteen non-minority women professionals) is less than twenty (20). If the number of persons in the category of Open Access Participants needed to meet the particular employment goal being considered is twenty (20) or more, then only the calculation in subparagraph 2(i) can be used.

         3. Whether JCC's "net hiring for the semi-annual period" (expressed as a percentage) is at or above the goal for the category involved, or is within one person of that goal or, for contracting, its contracting dollars awarded during the semi-annual period are at or above the goal for the category of Open Access Participants involved;

         4. For contracting, whether JCC's contracting dollars disbursed to MBEs and WBEs on a cumulative basis, as of the end of the particular semi-annual period being considered, are at or above the goal for the category of Open Access Participants involved; and

         5. Whether JCC reached the goal in the category (or categories) involved during both of the two prior semi-annual periods.

         JCC shall be deemed to be in compliance for the particular semi-annual period for a particular employment category, if the Mayor determines that JCC has a positive score on three of factor numbers 1, 2, 3 or 5 described above, and JCC prepares an Action Plan of additional efforts to be performed during the next semi-annual period reasonably calculated to improve performance in the category involved. During the subsequent semiannual period (or semi-annual period, if the Action Plan covers more than one semi-annual), JCC's performance of the tasks in the Action Plan (and the reasonableness of the Action Plan) shall also be considered in evaluating factor number 1, above, in the Mayor's evaluation of the factors described above.

                  JCC shall be deemed to be in compliance for the particular semi-annual period for a particular contracting category if the Mayor determines that JCC has a positive score on three of factor numbers 1, 3, 4 or 5; and JCC prepares an Action Plan of additional efforts to be performed during the next semi-annual period reasonably calculated to improve performance in the category involved. During the subsequent semi-annual period (or semi-annual period, if the Action Plan covers more than one semi-annual period), JCC's performance of the tasks in the

Action Plan (and the reasonableness of the Action Plan) shall also be considered in evaluating factor number 1, above, in the Mayor's evaluation of the factors described above.

                  In addition to the semi-annual reporting requirements set forth in Part II, Subpart C of this Open Access Program, each semi-annual report filed by JCC shall contain all information necessary to assist the Mayor in measuring compliance through the evaluative process set forth above.

         If within each particular employment category for a particular reporting period, JCC has used its Good Faith Efforts to fulfill its non-minority female goals and JCC has a sufficient surplus number of minority female Open Access participants to offset a deficiency in the non-minority female goals, JCC shall be deemed to be in compliance with the Plans for that reporting period."

         9. PART IV, SUBPART G IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"G. REQUESTS FOR REVIEW

If, after the Mayor has reviewed JCC's semi-annual report (for employment and contracting, this will, if applicable, include his or her evaluation of factors 1 through 5 described in Part IV, Subpart F of this Open Access Program), he or she concludes that JCC has violated one or more of the Categories of Violation described in Part IV, Subpart A(1) of this Open Access Program, he or she may, within thirty (30) days of receipt of the semi-annual report, issue a Request for Review to JCC.

         The Request for Review shall set forth in detail the specific Categories of Violation the Mayor believes that JCC has violated. In the Request for Review, the Mayor may recommend actions to cure the areas of believed non-compliance. If the Mayor fails to issue a Request for

Review within this 30-day period, JCC shall be deemed to be in compliance for that reporting period.

         In the event JCC fails to file a semi-annual report, the Mayor may conclude that JCC has violated one or more Categories of Violation and the Mayor may, within thirty (30) days of the deadline for filing the semi-annual report, issue a Request for Review."

         10. PART V, SUBPART A IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

A. Demonstration of Good Faith Efforts

         JCC shall utilize Good Faith Efforts to meet the goals and requirements of the Open Access Program and Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires that JCC make all reasonable and necessary efforts to achieve its goals articulated in the Open Access Plan and Open Access Program. To evaluate whether JCC has utilized Good Faith Efforts, the number and quality of the following activities may be considered:

         1.       Outreach, Recruitment and Retention

                  a. Dissemination of Information on Employment Needs: whether JCC used the services of community organizations, skills training programs, employment agencies and educational institutions that provide assistance in the recruitment and placement of disadvantaged and minority individuals.

                  b. Policy Statements: whether JCC's employees were provided with copies of an employee handbook, which contained EEO and Open Access policies.

                  c. Publications: whether JCC EEO and Open Access policies were featured periodically in employee publications.

                  d. Recruitment Sources: whether JCC maintained regular communications with major established and reputable recruiting sources.

                  e. Employment Application: whether JCC's employment application communicated prominently JCC's EEO policy.

                  f. Applicant Flow and Personnel Monitoring: whether JCC maintains employment in human resources information system and has the ability to analyze transactions to identify problem areas and take appropriate remedial actions as necessary.

                  g. Irrelevant Criteria: whether JCC ensured that no irrelevant or unnecessary elements were included in the selection criteria.

                  h. Job Fairs. JCC, independently or in conjunction with other agencies and/or employees, shall conduct job fairs, as needed, aimed at recruiting individuals in different areas of New Orleans where applications will be distributed and collected. JCC shall designate persons to direct these intensified outreach efforts.

                  i. Benefits Advertising. JCC shall include in its recruiting and employment materials and literature information and data emphasizing its Child Care, Education Assistance and Home Ownership Programs.

         2.       Training and Career Development

                  a. Independent Training Agencies: whether JCC assisted, established and reputable skills training centers, Open Access Participants and others in establishing programs to train workers for jobs existing at the Casino.

                  b. Career Development: whether JCC utilized a variety of career development techniques, including:

                           (i) whether JCC made available a variety of classroom and other training programs to enhance the knowledge and skills of employees;

                           (ii) whether JCC used on-the-job training to enhance performance;

                           (iii) whether JCC used apprenticeships to provide accelerated cross occupational training;

                           (iv) whether JCC instituted an internship program for college and university students age twenty-one (21) and over;

                           (v) whether JCC advised the Mayor and the New Orleans City Council Special Projects Committee (or its successor committee) of the details of its training programs and any significant changes in these programs.

                  c. Staff Training: whether JCC held training sessions to inform management employees and others engaged in employment processes of JCC's commitment and responsibilities under the Open Access Program."

         11. PART V, SUBPART B IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"B. RECORD KEEPING

         JCC shall establish and maintain records and submit semi-annual reports to RDC, the Mayor, and the New Orleans City Council, which will identify and assess progress in achieving Open Access Program contracting and subcontracting goals and other Open Access Programs employment efforts. See Part II, Subpart C, above. JCC will make all records pertaining to its Open Access Program available to the foregoing entities for an annual evaluation.

         Further JCC will adhere to the following timetable for reporting requirements:

                  o annual assessment of success in reducing unemployment, underemployment, chronic unemployment, and underutilization of Open Access Participants commencing twelve (12) months after the opening date of the Casino;

                  o semi-annual reports on hiring and retention of minority individuals, women, and persons with disabilities, for each semi-annual period, with reports due on the last day of July and January of the following calendar year.

                  o semi-annual reports on contracting with MBEs, WBEs and DBEs, and companies owned by persons with disabilities, with reports due on the last day of July and January of the following calendar year;

                  o annual assessments of the impact of JCC's services on the community commencing twelve (12) months after the opening date of the Casino;"

         12. PART V, SUBPART D IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

"D. REPORTING MECHANISMS TO TRACK THE HIRING AND RETENTION OF MEMBERS OF MINORITY GROUPS, WOMEN AND PERSONS WITH DISABILITIES

         JCC will maintain a roster of all employees and enterprises with which JCC is doing business. The roster will indicate the status of employees in the following categories:

           o  Minority

           o  Non-minority Women

           o  Men

           o  Persons with Disabilities

           o  MBE

           o  WBE

           o  DBE

           o  Other

         The roster or employment monitoring form will reflect the dynamics of changes in contracting and employment on a semi-annual basis."

         13. APPENDICES "A" THROUGH "D" ARE HEREBY DELETED IN THEIR ENTIRETY AND REPLACED WITH THE FOLLOWING:

         "APPENDIX "A" TO THE OPEN ACCESS PROGRAM

EVALUATION OF GOOD FAITH EFFORTS (CONTRACTING)

         JCC shall utilize its Good Faith Efforts to meet the goals and requirements of the Open Access Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires that JCC make all reasonable and necessary efforts to achieve its goals articulated in the Open Access Plan and Open Access Program. To evaluate whether JCC has utilized its Good Faith Efforts, the number and quality of the following activities may be considered:

         1. whether JCC held any pre-bid meetings for formal bids to inform Open Access Participants of contracting opportunities and/or utilized the Open Access Program Directory of Certifications.

         2. whether JCC advertised in general circulation and targeted association publications concerning Open Access Program contracting opportunities, and allowed the Open Access Participants reasonable time to respond;

         3. whether JCC provided written notice to a reasonable number of specific Open Access Participants and allowed sufficient time for the Open Access Participants to participate effectively;

         4. whether JCC selected portions of the work to be performed by Open Access Participants in order to increase the likelihood of meeting the Open Access Program goals (including, where appropriate, breaking down contracts into economically feasible units to facilitate Open Access Participant participation);

         5. whether JCC encourages its contractors to seek out DEB subcontractors at appropriate participation levels;

         6. whether JCC provided interested Open Access Participants with adequate information about the plans, specifications and requirements of the contract;

         7. whether JCC negotiated in "good faith" with interested Open Access Participants and did not reject Open Access Participants as unqualified without sound reasons based on a thorough investigation of their capabilities;

         8. Community Resources. JCC has and will continue to use the services of available minority and women's community organizations; minority and women's contractors' groups; local, state and federal minority and women's business assistance offices; disability rights organizations; and other organizations that provide assistance in the recruitment and placement of Open Access Participant firms and in the recruitment of firms eligible for certification as Open Access Participant firms.

         9. Disqualification. If JCC rejects an Open Access Participant firm as unqualified, JCC will maintain a written record of its reason(s).

         10. Participation Records. JCC shall maintain a written record of each supply and service contract, the dollar value of each contract and the MBE or WBE status of each contractor or subcontractor.

         11. Replacement of Contracts with Open Access Participants. JCC shall strive to ensure that majority-owned firms are not substituted for contracted MBE and WBE firms in a manner that is consistent with the objectives of the Open Access Program, as stated in Part 1, Subpart B thereof. JCC will give notice to the RDC of any substitution of a minority-owned firm for an MBE or WBE. JCC will investigate any complaints by MBE or WBE firms relating to substituting majority-owned firms for them."

         "APPENDIX "B" TO THE OPEN ACCESS PROGRAM

                  EVALUATION OF GOOD FAITH EFFORTS (EMPLOYMENT)

         JCC shall utilize Good Faith Efforts to meet the goals and requirements of the Open Access Program and Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires that JCC makes all reasonable and necessary efforts to achieve its goals articulated in the Open

Access Plan and Open Access Program. To evaluate whether JCC has utilized Good Faith Efforts, the number and quality of the following activities may be considered:

         1.       Outreach, Recruitment and Retention

                  a. Dissemination of Information on Employment Needs: whether JCC used the services of community organizations, skills training programs, employment agencies and educational institutions that provide assistance in the recruitment and placement of disadvantaged and minority individuals.

                  b. Policy Statements: whether JCC's employees were provided with copies of an employee handbook, which contained EEO and Open Access policies.

                  c. Publications: whether JCC EEO and Open Access policies were featured periodically in employee publications.

                  d. Recruitment Sources: whether JCC maintained regular communications with major established and reputable recruiting sources.

                  e. Employment Application: whether JCC's employment application communicated prominently JCC's EEO policy.

                  f. Applicant Flow and Personnel Monitoring: whether JCC maintains employment in a human resources information system and has the ability to analyze transactions to identify problem areas and take appropriate remedial actions as necessary.

                  g. Irrelevant Criteria: whether JCC ensured that no irrelevant or unnecessary elements were included in the selection criteria.

                  h. Job Fairs. JCC, independently or in conjunction with other agencies and/or employers, shall conduct job fairs, as needed, aimed at recruiting individuals in different areas of New Orleans where applications will be distributed and collected. JCC shall designate persons to direct these intensified outreach efforts.

                  i. Benefits Advertising. JCC shall include in its recruiting and employment materials and literature information and data emphasizing its Child Care, Education Assistance and Home Ownership Programs.

         2.       Training and Career Development

                  a. Independent Training Agencies: whether JCC assisted, established and reputable skills training centers, Open Access Participants and others in establishing programs to train workers for jobs existing at the Casino.

                  b. Career Development: whether JCC utilized a variety of career development techniques, including:

                           (i) whether JCC made available a variety of classroom and other training programs to enhance the knowledge and skills of employees;

                           (ii) whether JCC used on-the-job training to enhance performance;

                           (iii) whether JCC used apprenticeships to provide accelerated cross occupational training;

                           (iv) whether JCC instituted an internship program for college and university students age twenty-one (21) and over;

                           (v) whether JCC advised the Mayor and the New Orleans City Council Special Projects Committee (or its successor committee) of the details in its training programs and any significant changes in these programs.

                  c. Staff Training: whether JCC held training sessions to inform management employees and others engaged in employment processes of JCC's commitment and responsibilities under the Open Access Program."

14. PART V, IS HEREBY AMENDED TO ADD THE FOLLOWING PARAGRAPH TO THE END OF SUBPART "H":

         "In the event of any conflict between any of the terms and conditions of the Open Access Program and this Amendment to the Open Access Program, the terms and conditions of this amendment to the Open Access Program shall prevail."

                                                                       EXHIBIT 2


         1. PART I, SUBPART F OF THE OPEN ACCESS PLAN ("PLAN") IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

"F. CONTRIBUTIONS TO PUBLIC SUPPORT EFFORTS

         Pursuant to Part II, Introduction, paragraph 5; Part II, Subpart T; and
Part IV, Subparts A.1.d. and D of the Open Access Program, JCC will donate an aggregate amount of $2,500,000 as contributions to public support efforts over the course of five (5) years. These contributions shall be payable in five (5) annual installments of $500,000 per year, the first of which shall be made as of the opening date of the Casino, with additional $500,000 installments to be paid on each of the first, second, third and fourth anniversary dates thereafter (funded each year in quarterly installments to a separate account established for that purpose as stated below). These annual contributions are in addition to the initial capitalization of Newcorp and the $250,000 annual payments to Newcorp described above. Such donations are designated to enhance existing business development programs and other public support endeavors, and will be made based on the following criteria:

         o Potential recipients of such funds will be identified by: (i) applications from potential recipients; (ii) recommendations from public and private agencies and officials; (iii) JCC on its own initiative; or (iv) otherwise as the circumstances may allow;

         o JCC shall decide upon the recipients and the amounts of such funds, keeping the RDC, the Mayor and the City Council advised on a semi-annual basis in the semi-annual reports described in Part II, Subpart C; Part IV, Subpart F; and Part V, Subpart B of the Open Access Program. This will be accomplished by the President of JCC, as assisted by his or her staff and as authorized by the member(s) of JCC. A form of application will be prepared and distributed within sixty (60) after the Effective Date;

         o All grant applications must articulate specific goals to be achieved. Preference will be given to applications for grants of $20,000 or less. However, subsequent grants to the same entity are possible for larger projects, provided the recipient has achieved the goals articulated in the first grant. Applicants that anticipate applying for a series of small grants may say so in their first application, and may describe the overall project they hope to develop. However, as noted, subsequent grants will only be made to an entity or individual if JCC's monitoring determines that the first grant was used for the intended purposes.

         The intended focus of such contributions to public support efforts will be on programs aimed at fostering emerging or new Open Access Participant firms and the training and skills improvements that will allow Open Access Participants to participate in and benefit from new and existing business opportunities. This delineation of the intended use of the funds is intended to be illustrative, but not necessarily comprehensive, as it is not possible to list all types of activities that fit within the terms "existing business development programs and other public support endeavors." Undoubtedly the creative individuals and organizations that engage in such activities both now and in future years will advance a broad array of opportunities for consideration. All contributions are subject to those statutes, regulations and guidelines promulgated by the State and Federal governments and their instrumentalities, which govern spending by JCC.

         At the beginning of each semiannual period (commencing with the opening date of the Casino), JCC shall pay fifty percent (50%) of the public support efforts funds for the year (i.e.,

$250,000 of the yearly amount of $500,000) into a separate account. On a monthly, or such other basis as specified in approved grants, payments shall be made from that account to approved grant recipients, pursuant to the process articulated above. Any of these funds not disbursed during the quarter shall remain in the separate account, to be disbursed, along with the funds to be added by JCC during the next quarter, to approved grant recipients in accordance with the disbursal schedule specified in the approved grants. It is the intent of this public support efforts funding process that, by the end of the year, the entire $500,000 shall have been paid into the separate fund, with as much of it disbursed to approved grant recipients as possible.

         JCC shall include in each semi-annual report to the RDC, the Mayor and the City Council, in accordance with Part II, Subpart C; Part IV, Subpart F;
Part V, Subpart B of the Open Access Program, a report showing the amount JCC paid into the separate account during the respective semi-annual periods, the amount disbursed to approved grant recipients under this public support efforts program during the semi-annual period, and the amount remaining in the separate account at the end of the semi-annual period. Said report shall also list the amount for each of these items on a year-to-date basis.

         If any moneys remain undisbursed in the separate account at the end of the year, they, along with any interest in the account, shall be carried forward, to be disbursed to approved grant recipients semi-annually."

         2. PART III, SUBPART A.2. THE PLAN IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

            "2. OPEN ACCESS EMPLOYMENT OBJECTIVES

         JCC will make all necessary and reasonable efforts, through the means set forth below, to achieve levels of employment among those engaged in operation of the Casino at the level of their actual availability in the relevant labor market. The NERA Study (Table 8.3) has found such actual availability to be as follows:

                  MINORITY INDIVIDUALS
                  --------------------
                  Managers & Professionals                    16.3%

                  Supevisors                                  26.3%

                  Technicians                                 32.5%

                  Support Occupations                         56.0%

                  Cleaners, Operators, Laborers               84.0%

                  NON-MINORITY WOMEN
                  ------------------
                  Managers & Professionals                    34.5%

                  Supevisors                                  36.4%

                  Technicians                                 10.0%

                  Support Occupations                         27.8%

                  Cleaners, Operators, Laborers                4.7%

         Following the method used by NERA in the NERA Study, JCC will calculate the utilization of Minority Individuals and Non-Minority Women by their numbers and by the percentage they constitute of the total number of individuals employed at the Casino during any given semi-annual period. See Part IV, Subparts A and F of the Open Access Program. Because NERA's availability analysis was based on the assumption that minority women will be counted as Minority Individuals and not as women, JCC will count minority women in that way.

         If within each particular Open Access category for a particular reporting period, JCC has used its Good Faith Efforts to fulfill its Non-Minority Women goals and JCC has a sufficient surplus number of Minority Individual Open Access participants to offset a deficiency in the

Non-Minority Women goals, JCC shall be deemed to be in compliance with the Plan for that reporting period.

         As suggested by the NERA Study finding that potential availability of Minority Individuals and MBEs greatly exceeds actual availability, JCC anticipates that such actual availability will increase as a result of the efforts of this Open Access Plan for Operation of the Casino and other efforts to remove discriminatory barriers. Accordingly, JCC anticipates significant incremental increases in its hiring and contracting goals as a result of the reassessments of goals that will commence in September 2000 pursuant to Part V, Subpart I of the Open Access Program."

         3. PART III, SUBPART A.4. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

            "4. EVALUATION OF GOOD FAITH EFFORTS (EMPLOYMENT)

         JCC shall utilize Good Faith Efforts to meet the goals and requirements of the Open Access Program and Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires that JCC make all reasonable and necessary efforts to achieve its goals articulated in the Open Access Plan and Open Access Program. To evaluate whether JCC has utilized Good Faith Efforts, the number and quality of the following activities may be considered:

A. Outreach, Recruitment and Retention

         1. Dissemination of Information on Employment Needs: whether JCC used the services of community organizations, skills training programs, employment agencies and educational institutions that provide assistance in the recruitment and placement of disadvantaged and minority individuals.

         2. Policy Statements: whether JCC's employees were provided with copies of an employee handbook, which contained EEO and Open Access policies.

         3. Publications: whether JCC EEO and Open Access policies were featured periodically in employee publications

         4. Recruitment Sources: whether JCC maintained regular communications with major established and reputable recruiting sources.

         5. Employment Application: whether JCC's employment application communicated prominently JCC's EEO policy.

         6. Applicant Flow and Personnel Monitoring: whether JCC maintains employment in a human resources information system and has the ability to analyze transactions to identify problem areas and take appropriate remedial actions as necessary.

         7. Irrelevant Criteria: whether JCC ensures that no irrelevant or unnecessary elements were included in the selection criteria.

         8. Job Fairs. JCC, independently or in conjunction with other agencies and/or employers, shall conduct job fairs, as needed, aimed at recruiting individuals in different areas of New Orleans where applications will be distributed and collected. JCC shall designate persons to direct these intensified outreach efforts.

         9. Benefits Advertising. JCC shall include in its recruiting and employment materials and literature information and data emphasizing its Child Care, Education Assistance and Home Ownership Programs.

B. Training and Career Development

         1. Independent Training Agencies: whether JCC assisted, established and reputable skills training centers, Open Access Participants and others in establishing programs to train workers for jobs existing at the Casino.

         2. Career Development: whether JCC utilized a variety of career development techniques, including:

                  (i) whether JCC made available a variety of classroom and other training programs to enhance the knowledge and skills of employees;

                  (ii) whether JCC used on-the-job training to enhance performance;

                  (iii) whether JCC used apprenticeships to provide accelerated cross occupational training;

                  (iv) whether JCC instituted an internship program for college and university students age twenty-one (21) and over;

                  (v) whether JCC advised the Mayor and the New Orleans City Council Special Projects Committee (or its successor committee) of the details of its training programs and any significant changes in these programs.

         3. Staff Training: whether JCC held training sessions to inform management employees and others engaged in employment processes of JCC's commitment and responsibilities under the Open Access Program."

         4. PART III, SUBPART A.5. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

         "5. REPORTING

JCC will report to the RDC, the Mayor and the City Council on January 31st and July 31st of each year concerning certain employment information relating to operation of the Casino in accordance with Part II, Subpart C; Part IV, Subpart F; and Part V, Subpart B of the Open Access Program. JCC shall submit semi-annual reports concerning employment information relating to the operation of the Casino beginning with a report due on July 31, 2002.
These semi-annual reports shall contain the following information:"

         5. PART III, SUBPART A.5.A IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

            "a. EMPLOYEES: The total number of employees as of the end of each six-month period, broken into the five (5) occupational categories set forth in the NERA Study. These figures are further broken down into regular full-time; regular part-time; temporary and on-call, including the number in each category who are minority men, minority women, non-minority men and non-minority women. JCC will also report on the current make-up of the workforce as of the last two
(2) payroll days in the six month period covered by the report. See Part IV, Subpart A.3. of the Open Access Program."

         6. PART III, SUBPART A.5.B IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

            "b. NEW HIRES: The total number of persons hired during the prior six-month period for each of the categories specified above, including the number in each category who are Minority Individuals and women."

         7. PART III, SUBPART A.5.C. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

            "c. TERMINATIONS: The total number of regular full-time and regular part-time employees whose employment terminated during prior six-month period, including the number in each category who are Minority Individuals and women and a statement within each subcategory of the number terminated voluntarily and involuntarily."

         8. PART III, SUBPART A.5.D. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

            "d. OTHER EMPLOYEE DATA: In addition to the employment data described in items a. through c., above, each semi-annual report shall report the Net Hiring for the prior six-month period and Total Employment of Open Access Participants, as defined herein and in Part IV, Subpart A of the Open Access Program. Further, the semi-annual report will describe all of the subfactors used to make these calculations."

         9. PART III, SUBPART A.5.E IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

            "e. PROSPECTIVE EMPLOYEE TRAINING: The total number of prospective employees who were trained during the prior six-month period, including the number who are Minority Individuals and women."

         10. PART III, SUBPART A.5.F. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

             "f. ACCOUNTING FOR MINORITY WOMEN: Because NERA's availability analysis was based on the assumption that minority women will be counted as Minority Individuals rather than as women, JCC will count minority women in that way."

         11. PART III, SUBPART A.5.G. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

             "g. PERSONS WITH DISABILITIES: Insofar as JCC becomes aware of the disabled status of individuals employed, hired, terminated or trained during the prior six-month period, it shall report that information in a separate section of the report, which will note that such information is necessarily partial and incomplete."

         12. PART III, SUBPART A.5.H. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

             "h. RESIDENCE: JCC will report on the percentage of its employees who are residents of Orleans Parish and the percentage who are residents of Louisiana.

         In reporting on JCC's progress toward meeting its goals for the prior six-month period, JCC will compare its performance data against the goals as set forth in this Open Access Plan for Operation of the Casino. JCC's semi-annual employment reports will also describe additional efforts to comply with the relevant portions of Part IV, Subpart A of the Open Access Program.

         JCC will include in the report any explanatory or background information which it believes will aid in understanding or interpreting the data being reported and information on any other relevant subjects as requested by the Mayor and/or the City Council.

         Commencing on July 31, 2002, JCC will submit annually, a report, in writing, to the City Council on the success of the Open Access Plan for Operation of the Casino regarding the employment component for operation of the Casino in reducing unemployment, underemployment, chronic unemployment, under utilization of traditionally disadvantaged groups and on the Open Access Program's impact on the community.

         Notwithstanding the foregoing obligations for JCC's semi-annual reports, the RDC, the Mayor and the City Council acknowledge that, as an on-going matter, periodic revisions and adjustments to JCC's reporting obligations will be needed. Within twenty-four months from the date that all parties execute the Second Amendment to Amended and Restated Lease Agreement, representatives of the RDC, the Mayor, the City Council and JCC will meet, at a time and place that is mutually acceptable to the parties, for the purpose of revising and implementing the JCC Open Access Program and the JCC Open Access Plans in a manner that is consistent with the Mayor's and the City Council's efforts to standardize all City approved Plans and Programs to make them consistent with current law. The representatives identified above will specifically discuss the implementation of a Plan and Program based upon low income and/or disadvantage status. Before becoming effective, any proposed revisions to JCC's Plan and/or Program from this or comparable meetings must be agreed to in writing by the RDC and the Mayor and must obtain approval of the City Council."

         13. PART III, SUBPART A.6. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

         "6. Responsibility. The members of JCC have the overall responsibility for the success of JCC's equal employment opportunity and Open Access policy. JCC shall require HNOMC to comply with the provisions of the Open Access Program and these Open Access Plans insofar as its contractual duties to JCC bear upon such activities. JCC continues to take full responsibility for any aspects of the implementation of these Open Access Plans that may be delegated to HNOMC.

                  a. Administration of Open Access Plan: JCC shall designate the individual responsible for administration of JCC's equal employment policy and the employment components of the Open Access Plan for Operation of the Casino ("Designated Responsible Person"). Said Designated Responsible Person shall be responsible for assuring that appropriate action is taken by all levels of management to achieve JCC's equal employment opportunity and Open Access employment objectives."

         14. PART III, SUBPART B.2. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

                  2. OPEN ACCESS CONTRACTING OBJECTIVES:

                  Based on findings of the NERA Study concerning actual availability, JCC will make all necessary and reasonable efforts to achieve the following utilization levels for MBEs and non-minority WBEs, respectively, in the operation of the Casino. These goals are applicable to all service and commodities contracting by JCC and HJC, as defined and explained in the NERA Study at page 136 and in the supplemental memorandum attached as Addendum J hereto. (Lists of commodity and non-professional service purchases submitted to NERA as a basis for developing these goals are attached hereto as Addenda K and L, respectively.) The resulting goals are as follows:

                             Operations Contracting

                                                              Non-Minority
                                                    MBEs          WBEs
                                                  --------    ------------
Professional Services                               3.1%         10.3%
Commodities and Non-Professional Services           7.5%         14.7%


         If within each particular Open Access category for a particular reporting period, JCC has used its Good Faith Efforts to fulfill its Non-Minority WBE goals and JCC has a sufficient surplus number of MBE participants to offset a deficiency in the Non-Minority WBE goals, JCC shall be deemed to be in compliance with the Plan for that reporting period.

As suggested by the NERA Study finding that potential availability of Minority Individuals and MBEs greatly exceeds actual availability, JCC anticipates that such actual availability will increase as a result of the efforts of this Open Access Plan for Operation of the Casino and other efforts to remove discriminatory barriers. Accordingly, JCC anticipates significant incremental increases in its hiring and contracting goals as a result of the reassessments of goals that will commence in September 2000 in accordance with Part V, Subpart I of the Open Access Program.

Thus, JCC has a present perception that the appropriate contracting goal for operation of the Casino by March 31, 2001 will be higher than those set forth above, and that comparable percentage increases in goals will be called for by subsequent goal assessments."

         15. PART III, SUBPART B.4. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

         "4. EVALUATION OF GOOD FAITH EFFORTS (CONTRACTING)

         JCC shall utilize its Good Faith Efforts to meet the goals and requirements of the Open Access Plan. Good Faith Efforts means actions taken by JCC in a true and genuine attempt to achieve compliance with and to further the intent and purpose of the Open Access Plan and Open Access Program, without any design to deceive or defraud the City/Landlord or the intended beneficiaries of the Open Access Plan or Open Access Program or otherwise undermine the intent of the Open Access Plan or Open Access Program. Good faith requires the JCC make all reasonable and necessary efforts to achieve its goals articulated in the Open Access Plan and Open Access Program. To evaluate whether JCC has utilized its Good Faith Efforts, the number and quality of the following activities may be considered:

         1. whether JCC held any pre-bid meetings for formal bids to inform Open Access Participants of contracting opportunities and/or utilized the Open Access Program Directory of Certifications.

         2. whether JCC advertised in general circulation and targeted association publications concerning Open Access Program contracting opportunities, and allowed the Open Access Participants reasonable time to respond;

         3. whether JCC provided written notice to a reasonable number of specific Open Access Participants and allowed sufficient time for the Open Access Participants to participate effectively;

         4. whether JCC selected portions of the work to be performed by Open Access Participants in order to increase the likelihood of meeting the Open Access Program goals (including, where appropriate, breaking down contracts into economically feasible units to facilitate Open Access Participant participation);

         5. whether JCC encourages its contractors to seek out DBEsubcontractors at appropriate participation levels;

         6. whether JCC provided interested Open Access Participants with adequate information about the plans, specifications and requirements of the contract;

         7. whether JCC negotiated in "good faith" with interested Open Access Participants and did not reject Open Access Participants as unqualified without sound reasons based on a thorough investigation of their capabilities;

         8. Community Resources. JCC has and will continue to use, as needed, the services of available minority and women's community organizations; minority and women's contractors' groups; local, state and federal minority and women's business assistance offices; disability rights organizations; and other organizations that provide assistance in the recruitment and placement of Open Access Participant firms and in the recruitment of firms eligible for certification as Open Access Participant firms.

         9. Disqualification. If JCC rejects an Open Access Participant firm as unqualified, JCC will maintain a written record of its reason(s).

         10. Participation Records. JCC shall maintain a written record of each supply and service contract, the dollar value of each contract and the MBE or WBE status of each contractor or subcontractor.

         11. Replacement of Contracts with Open Access Participants. JCC shall strive to ensure that majority-owned firms are not substituted for contracted MBE and WBE firms in a manner that is consistent with the objectives of the Open Access Program, as stated in Part I, Subpart B thereof. JCC will give notice to the RDC of any substitution of a minority-owned firm for an MBE or WBE. JCC will investigate any complaints by MBE or WBE firms relating to substituting majority-owned firms for them."

         16. PART III, SUBPART B.5. IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS
FOLLOWS:

                  "5. REPORTING

         JCC will report semi-annually to the RDC, the Mayor and the City Council with regard to its progress implementing the contracting provisions of the Open Access Plan for Operation of the Casino in accordance with Part II, Subpart C; Part IV, Subpart F; and Part V, Subpart B of the Open Access Program.

         Reports will be filed no later than one month after the close of each semi-annual period, with reports due on July 31st and January 31st, for the previous calendar year. JCC shall submit semi-annual reports concerning contracting relating to the operation of the Casino.

         The semi-annual reports shall address:

            o Efforts undertaken by JCC to publicize the provisions and opportunities of the Casino operations procurement program.

            o Efforts undertaken by JCC to identify Open Access Participant firms and efforts undertaken to encourage participation in the Casino operations procurement program.

            o Efforts undertaken by JCC to remedy any inability of Open Access Participant firms to perform procurement contracts or proposed procurement contracts.

            o A summary of the progress being made toward the Casino operations procurement program's objectives and goals.

            o The extent to which joint ventures, made up in part of MBEs and/or WBEs, have been utilized by JCC in operating the Casino.

            o Name, address and phone number of each MBE and WBE that has been contacted by JCC.

            o Name, address and phone number of each MBE and WBE that responded to requests from JCC.

            o A list of all service and supply contracts awarded to an MBE or WBE, including for each the date awarded; the type of good(s) or service(s) provided; name, address, phone number, contact person and the racial or gender category of the MBE and WBE.

            o The number of service and supply contracts awarded to each individual MBE and individual WBE; and the dollar value of each of those contracts during the reporting period.

            o  Recommendations of JCC to strengthen its Open Access Program.

            o Forecast of the procurement contracts expected to be awarded, including probable monetary amounts involved, the number and type of contracts to be awarded and expected solicitation dates.

            o The total dollar volume of service and supply contracts signed during the covered quarter for operation of the Casino and the total dollar volume and percentage of such contracts awarded to MBEs and WBEs during the quarter.

            o All funds paid to MBE and WBE service and supply contractors on a cumulative basis, the percentage which those funds constitute of the total funds paid as of the end of the semi-annual period, and the aggregate amount of funds paid to MBEs and WBE as of the end the semi-annual period.

            o All funds paid to MBE and WBE service and supply contractors on a quarterly and semi-annual basis and the percentage which those funds constitute of the total funds paid for that period.

            o In reporting on the four (4) preceding items, funds paid to joint ventures made up in part of MBEs and/or WBEs shall be counted only to the extent of monies actually received by the MBE and/or WBE, excluding any work said MBE and/or WBE subcontracted to a non-Open Access Participant firm.

            o In the performance of its work on the Casino, an MBE or WBE contractor or subcontractor may enter into second-tier subcontracts consistent with standard industry practices. However, if an MBE or WBE contractor or subcontractor subcontracts a significantly greater portion of the work of its contract or subcontract to a non-MBE or non-WBE than would be expected on the basis of standard industry practices, then that MBE or WBE subcontractor will not be viewed as performing a commercially useful function and JCC may not count such participation towards the MBE or WBE goals under these Open Access Plans.

            o MBE and WBE manufacturers, suppliers (subject to the immediately following paragraph) and wholesalers will be credited for the entire amount of purchase orders involved, regardless of who does the installation; provided, however, if the installation price paid to a non-MBE or non-WBE contractor exceeds fifty percent (50%) of the purchase price, JCC will receive MBE or WBE credit for the purchase price only. JCC will not double count amounts paid for the purchase of equipment, products or supplies from MBEs or WBEs and amounts paid for installation by MBEs or WBEs.

            o MBE and WBE suppliers will be given full credit for purchase orders if such suppliers are bona fide business enterprises which maintain inventory for sale to customers (i.e., they are not brokers).

            o A breakdown of the firms that were certified, decertified and recertified during the semi-annual period and whether they are MBEs or WBEs.

         In reporting on its progress toward achieving its goals for the semi-annual period, JCC will compare its performance data against the goals as set forth in this Open Access Plan for

Operation of the Casino. Therefore, the semi-annual report, in addition to the data described above, shall include all data needed to make the calculations described in Part IV, Subparts A and F of the Open Access Program as well as all figures necessary to make those calculations. JCC's semi-annual contracting reports will also describe additional efforts to comply with the relevant portions of Part IV, Subpart A of the Open Access Program.

         JCC will include in the report any explanatory or background information which it believes will aid in understanding or interpreting the data being reported and information on any other relevant subjects as requested by the Mayor and/or of the City Council.

         Commencing on July 31, 2002, JCC will submit an annual report, in writing, for the previous calendar year, to the City Council on the success of the Open Access Plan for Operation of the Casino regarding the contracting component for operation of the Casino in reducing unemployment, underemployment, chronic unemployment, under utilization of traditionally disadvantaged groups and on the Open Access Program's impact on the community.

         Notwithstanding the foregoing obligations for JCC's semi-annual reports, the RDC, the Mayor and the City Council acknowledge that, as an on-going matter, periodic revisions and adjustments to JCC's reporting obligations will be needed. Within twenty-four months from the date that all parties execute the Second Amendment to Amened and Restated Lease Agreement, representatives of the RDC, the Mayor, the City Council and JCC will meet, at a time and place that is mutually acceptable to the parties, for the purpose of revising and implementing the JCC Open Access Program and the JCC Open Access Plans in a manner that is consistent with the Mayor's and the City Council's Efforts to standardize all City approved Plans and Programs to make them consistent with current law. The representatives identified above will specifically discuss the implementation of a Plan and Program based upon law income and/or disadvantage status. Before becoming effective, any proposed revisions to JCC's Plan and/or Program from this or comparable meetings must be agreed to in writing by the RDC and the Mayor and must obtain approval of the City Council.

         16. In the event of any conflict between any of the terms and conditions of the Open Access Program and this Amendment to the Open Access Program, the terms and conditions of this amendment to the Open Access Program shall prevail."\

         17. Section "K" of the Addenda To The Amended and Restated Open Access Plans is amended as follows:

             a. "Hotels", are deleted from the Annual Operating Purchases;

             b. "Waste Removal" is added to the Annual Operating Purchases;

         18. Section "I" of the Addenda To The Amended and Restated Open Access Plans is amended as follows:

             a. "Insurance and "Entertainment-Performers and agencies", are deleted from the Annual Operating category;

             b. "Employment Services" and "Guard/Security Services" are added to the Annual Operating category.

                                                                       EXHIBIT 3



                    POYDRAS STREET SUPPORT FACILITY PREMISES


SQUARE 16, LOT F:

A CERTAIN LOT OF GROUND, situated in the First District of the City of New Orleans, Orleans Parish, Louisiana, in Square 16, bounded by Poydras, Fulton, South Peters and Lafayette Streets, which said lot is designated as Lot F on a plan of resubdivision by Stephen L. Gremillion of Engineering Technology, Inc., dated June 28, 1982 approved by the City Planning Commission under Subdivision Docket No. 96/82, registered as a Declaration of Title Change under Entry No. 466470 in Conveyance Office Book 781, folio 237, records of Orleans Parish, and according to the survey by John J. Avery, Jr., L.S., dated August 24, 1990, and according to survey by Gandolfo, Kuhn & Associates, Drawing No. L-15, last dated October 25, 1994, said Lot F is more fully described and measures as follows:

Commencing at the intersection of the westerly right of way line of Fulton Street and the southerly right of way line of Poydras Street and being the point of beginning; from said point of beginning, thence South 2 degrees 0 minutes 19 seconds East (South 02 degrees, 01 minutes, 00 seconds East, title) along the westerly right of way line of Fulton Street a distance of 92 feet, 5 inches, 4 lines (92 feet 4 inches 5 lines, title, and 91.93' title, and 91 feet, 11 inches, 1 line, title) to a point; thence North 76 degrees 7 minutes 30 seconds West (North 76 degrees, 07 minutes, 00 seconds, West, title) a distance of 46 feet 6 inches 5 lines (46 feet 9 inches 7 lines, title and 46.82', title) to a point; thence North 1 degree 50 minutes 45 seconds West, 92 feet, 3 inches, 4 lines , to a point on the southerly right of way line of Poydras Street (title measurement: North 02 degrees 01 minutes 00 seconds West 23 feet, 6 inches, 0 lines, title; and 23.50 feet title to a point; thence South 76 degrees 07 minutes 00 seconds East, 0 feet, 8 inches, 0 lines, title, and 0.44 feet, title, to a point; thence North 01 degrees 53 minutes 46 seconds West, 68 feet, 9 inches, 0 lines, title, and 68.85 feet, title to a point on the southerly right of way line of Poydras Street) thence south 76 degrees 14 minutes 24 seconds East (South 76 degrees, 14 minutes, 00 seconds East, title) along the southerly right of way line of Poydras Street a distance of 46 feet 3 inches 0 lines (45 feet 11 inches 6 lines, title; and 45.92', and 45 feet 11 inches 0 lines, title) to the point of beginning.

                                                                       EXHIBIT 4


                                 FULTON PROPERTY


A certain piece or portion of ground, situated in the Parish of Orleans, in the First District of the City of New Orleans, Square 16, bounded by South Peters Street, Fulton Street Lafayette Street and Poydras Street, comprised of Lots 3, 4, 5, H, A and 10 thru 16 inclusive, as shown on a survey plat by the office of Gandolfo, Kuhn and Associates, designated as Drawing No. T-182-4, dated October 20, 1998 and is more particularly described as follows:

Begin at the intersection of the east line of South Peters Street, with the upper line of Poydras Street; thence along said line of Poydras Street, South 76 degrees 14 minutes 24 seconds East, 68 feet 11 inches 6 eighths to the east line of Lot 3; thence along said line, South 1 degree 50 minutes 45 seconds East, 92 feet 3 inches 4 eighths to the lower line of Lot A; thence along said line, South 76 degrees 7 minutes 30 seconds East, 46 feet 6 inches 5 eighths to the west line of Fulton Street; thence along said line, South 2 degrees 00 minutes 19 seconds East, 277 feet 2 inches 3 eighths to the lower line of Lafayette Street; thence along said line North 75 degrees 59 minutes 17 seconds West, 117 feet 8 inches 0 eighths to the east line of South Peters Street; thence along said line, North 1 degree 39 minutes 49 seconds West, 368 feet 6 inches 0 eighths to the upper line of Poydras Street and the Point of Beginning.

                                                                       EXHIBIT B


                               FIRST AMENDMENT TO
                        SECOND FLOOR NON-GAMING SUBLEASE


         THIS FIRST AMENDMENT TO SECOND FLOOR NON-GAMING SUBLEASE (the "First Amendment"), dated as of February 7, 2002, is made by and between Jazz Casino Company, L.L.C., a Louisiana limited liability company ("Sublessor") and JCC Development Company, L.L.C., a Louisiana limited liability company ("Sublessee").

         WHEREAS, Sublessor and Sublessee did enter into that certain Second Floor Non-Gaming Sublease, dated on or around October 26, 1998 (the "Sublease");

         WHEREAS, Sublessor did sublease to Sublessee the Premises as more fully described therein;

         WHEREAS, on or about March 28, 2001, the Mayor of the City of New Orleans, the Rivergate Development Corporation and Sublessor executed the First Amendment to Amended and Restated Lease Agreement;

         WHEREAS, by Ordinance No. 20515 M.C.S., the City Council of New Orleans approved this First Amendment and further authorized the Rivergate Development Corporation to execute this First Amendment thereby acknowledging, accepting and consenting to the changes more fully set forth herein;

         NOW THEREFORE IN CONSIDERATION OF THE FOREGOING, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. All capitalized terms utilized herein but not otherwise defined herein have the meaning ascribed to them in the Sublease.

         2. Section 4.5 of the Sublease is hereby deleted in its entirety and amended to read as follows: "4.5 Sublessee shall be bound by and agree to all of the terms, conditions, prohibitions and restrictions concerning permitted uses contained in the Amended and Restated Lease between JCC, City of New Orleans and the Rivergate Development Corporation, and any amendments thereto, including but not limited to section 8.1 and 8.4 thereof."

         3. In the event of any conflict between any of the terms and conditions of the Sublease and the First Amendment, the terms and conditions of this Sublease shall prevail unless such interpretation would render the provisions of this First Amendment nugatory.

         4. The effective date of this First Amendment is the date of execution by all parties.

         5. Except as specifically amended and stipulated herein, the Sublease, together with each and every prior amendment, extension and supplement thereto, continues uninterrupted in full force and effect as to all of its terms and conditions, which said Sublease, as further hereby amended, is hereby ratified and confirmed in all respects.

         THUS DONE AND EXECUTED by the undersigned parties as of the date first herein set forth.

WITNESSES                                    SUBLESSOR:

                                             JAZZ CASINO COMPANY, L.L.C., A
                                             LOUISIANA LIMITED LIABILITY COMPANY

/S/ [ILLEGIBLE]                              BY:   /s/ L. CAMILLE FOWLER
------------------------------------            -------------------------------
                                             NAME:     L. CAMILLE FOWLER
                                                  -----------------------------
/S/ JOHN W. HOLMES                           TITLE:    VICE PRESIDENT
------------------------------------               ----------------------------


WITNESSES                                    SUBLESSEE:

                                             JCC DEVELOPMENT
                                             COMPANY, L.L.C. A LOUISIANA
                                             LIMITED LIABILITY COMPANY

/S/ [ILLEGIBLE]                              BY:    /s/ L. CAMILLE FOWLER
------------------------------------            -------------------------------
                                             NAME:      L. CAMILLE FOWLER
                                                  -----------------------------
/S/ JOHN W. HOLMES                           TITLE:     VICE PRESIDENT
------------------------------------               ----------------------------



ACKNOWLEDGED BY AND CONSENTED TO
BY LANDLORD:

RIVERGATE DEVELOPMENT CORPORATION,
A LOUISIANA PUBLIC-BENEFIT CORPORATION

BY:     /s/ HELEN S. KOHLMAN
   ---------------------------------------------
NAME:       HELEN S. KOHLMAN
     -------------------------------------------
TITLE:      PRESIDENT
      ------------------------------------------

HOTEL LANGUAGE

          Landlord, City and Tenant hereby agree that it is in the best interests of all said parties, and that the purposes of the Lease are best served, if Tenant and/or its designee is able to utilize those certain parcels of real property more fully described on Exhibit " " attached hereto (the "Fulton Property") for the anticipated development of a hotel, as authorized by La. R.S. 27:243(C)(2), as may be amended from time to time. Landlord and City acknowledge that the Fulton Property is zoned CBD-1 and that a hotel is a permitted use thereon. Landlord agrees to support, assist and cooperate with Tenant and/or its designee in the approval process for development of a hotel on the Fulton Property. City also agrees, subject to any and all reviews or other requirements of applicable local law, to support the development of a hotel on the Fulton Property.